Exhibit 1.1

26,190,477 Shares

ATAI LIFE SCIENCES N.V.

COMMON SHARES, €0.10 PAR VALUE

UNDERWRITING AGREEMENT

February 12, 2025

 February 12, 2025

Berenberg Capital Markets LLC
As the Underwriter listed in Schedule I hereto

c/o	Berenberg Capital Markets LLC
1251 Avenue of the Americas, 53rd Floor
New York, NY 10020

Ladies and Gentlemen:

ATAI Life Sciences N.V., a Dutch public company with limited liability (naamloze vennootschap) (the “Company”), proposes to issue and sell to the Underwriter named in Schedule I hereto (the “Underwriter”) 26,190,477 common shares, €0.10 nominal value (the “ Firm Shares”).  The Company also proposes to issue and sell to the Underwriter not more than an additional 3,928,571 common shares, €0.10 nominal value (the “Additional Shares”) if and to the extent that Underwriter shall have determined to exercise the right to purchase such common shares granted to the Underwriter in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares, €0.10 nominal value of the Company that form part of the Company’s issued share capital, including those to be outstanding after giving effect to the sales contemplated hereby, are hereinafter referred to as the “Common Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-265970), including a base prospectus, relating to the securities of the Company (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, provided where no preliminary prospectus supplement is filed and distributed to investors in connection with the offering, the “preliminary prospectus” shall be deemed to be the prospectus included in the Registration Statement (and including any documents incorporated therein by reference) as such has been filed with the Commission at the Applicable Time, and each prospectus that omitted information pursuant to Rule 430B under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means any preliminary prospectus contained in the Registration Statement as of its most recent effectiveness (the “Applicable Time”) together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus,” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, the Time of Sale Prospectus or any preliminary prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

1.          Representations and Warranties.  The Company represents and warrants to and agrees with the Underwriter that:

(a)        The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)        (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 8(b) hereof.

(c)        Ineligible Issuer Status. The Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, all as described in Rule 405. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus, if any, that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective time of this Agreement, will comply as of the date of such filing in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Underwriter before first use, the Company has not prepared, used or referred to, and will not, without the Underwriter’s prior consent, prepare, use or refer to, any free writing prospectus, in connection with the sales of the Shares contemplated hereby.

(d)        Emerging Growth Company Status. The Company is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).

(e)        Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)        Exchange Act Compliance.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, Time of Sale Prospectus and Prospectus, at the time they were or hereafter are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and at the time any amendments to the Registration Statement or additional Registration Statements and any amendments thereto become effective and at each Time of Sale (as defined below), as the case may be, do not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)        Statistical and Market-Related Data.  All statistical, demographic and market‑related data included in the Registration Statement, Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate.  To the extent required, the Company has obtained the written consent for the use of such data from such sources.

(h)        Testing-the-Waters Communication. The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications in connection with the sale of any Shares. The Company reconfirms that the Underwriter have been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communications in connection with the sale of any Shares.

(i)         Good standing of the Company. The Company has been duly incorporated or otherwise organized and is validly existing as a company in good standing (where “good standing” is a known concept) under the laws of the jurisdiction of its organization and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect (as defined below).

(j)         Subsidiaries. Each subsidiary of the Company has been duly incorporated or otherwise organized, as the case may be, and is validly existing and in good standing (where “good standing” is a known concept) under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, except as would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below); and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable  (meaning, with respect to any subsidiary of the Company incorporated under Dutch law, that the holder of a share in the capital of that subsidiary shall not, by reason of merely being such a holder, be subject to assessment or calls by such subsidiary or its creditors for further payment on such share), and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except in each case as would not, individually or in the aggregate, result in a Material Adverse Effect.

(k)        Authorization of Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when the Shares have been delivered and paid for in accordance with this Agreement on the Closing Date, such Shares will have been, validly issued, fully paid and nonassessable  (meaning that the holder of a Share shall not, by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Share), will conform in all material respects to the information in the Registration Statement, Time of Sale Prospectus and the Prospectus and to the description of such Common Shares contained in the Registration Statement, Time of Sale Prospectus and the Prospectus; the shareholders of the Company have no preemptive rights with respect to the Shares; and none of the outstanding Common Shares have been issued in violation of any preemptive or similar rights of any security holder of the Company. Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such share capital or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of share capital, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Securities Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Securities Act and the Rules and Regulations) in connection with the offer or sale of the Shares, in each case other than the Prospectus.

(l)         No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Agent for a brokerage commission, finder’s fee or other like payment in connection with this Agreement.

(m)       Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights.

(n)        Listing. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Nasdaq Global Market (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing.  To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

(o)        Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Shares by the Company, except such as have been obtained, or made and such as may be required under state securities laws or by FINRA.

(p)        Title to Property. Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from all liens, charges, mortgages, pledges, security interests, claims, restrictions or encumbrances of any kind and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(q)        Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; except in the case of clauses (ii) and (iii) above, for any such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below); a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r)         Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents; (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such defaults or violations that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(s)        Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. All corporate approvals on the part of the Company, including, for the offer, issuance and sale of the Shares and the other transactions contemplated hereby have been obtained

(t)         Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance in all material respects with the terms of, all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement and the Prospectus to be conducted by them. The Company and each of its subsidiaries are in compliance with the terms and conditions of all such Licenses and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(u)        Absence of Labor Dispute. No labor dispute with the employees of the Company, or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers, customers or contractors that in each case could, individually or in the aggregate, have a Material Adverse Effect.

(v)        Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, licenses, approvals, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, inventions, technology, know-how, all other intellectual property and similar rights, including all registrations and applications for registration of , and all goodwill associated with, the foregoing (collectively, “Intellectual Property Rights”), in each case, necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, Time of Sale Prospectus and the Prospectus to be conducted by them. Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus (i) there are no rights of any third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) to the knowledge of the Company, there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, investigation, proceeding or claim by any third party challenging the Company’s or any of its subsidiary’s rights in or to, or the violation of any of the terms of, any of their respective Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, investigation, proceeding or claim by any third party challenging the ownership, validity, enforceability or scope of any Intellectual Property Rights of the Company or any of its subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, investigation, proceeding or claim by any third party that the Company or any of its subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of any third party and the Company is unaware of any fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used by the Company or any of its subsidiaries in their businesses has been obtained or is being used by the Company or any of its subsidiaries (A) in violation of any contractual obligation binding on the Company or any of its subsidiaries or (B) in violation of the any rights of any person or entity; (vii) all Intellectual Property Rights of the Company and its subsidiaries are subsisting and, to the knowledge of the Company, all registered or granted Intellectual Property Rights of the Company and its subsidiaries are valid and enforceable; (viii) the Company and its subsidiaries have at all times taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all trade secrets and other proprietary or confidential information, the value of which to the Company or its subsidiaries is contingent upon maintaining the confidentiality thereof, and (ix) the Company, its subsidiaries, and, to the knowledge of the Company, the respective counsel for the Company and its subsidiaries have complied with the duties of candor, good faith and disclosure, as required by the United States Patent and Trademark Office and all foreign offices having similar requirements, with respect to the prosecution of the patents and patent applications owned by or exclusively licensed to the Company or its subsidiaries and for which such duty is owed, except in each case covered by clauses (i) – (ix) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(w)       Cybersecurity and Data Protection. Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus or where it would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there has been no security breach or incident, violation, outage, unauthorized access or disclosure, or other compromise of or relating to the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, applications, equipment or technology (collectively, “IT Systems”), or confidential data and databases (including all personal, personally identifiable, sensitive, confidential or regulated data and information of their respective customers, employees, suppliers, vendors and any third-party confidential data collected, maintained, processed or stored by the Company and its subsidiaries, and any such data collected, maintained, processed or stored by third parties on behalf of the Company and its subsidiaries) (together with IT Systems, “IT Systems and Data”), (ii) to the knowledge of the Company, the Company’s and its subsidiaries’ IT Systems are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (iii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of all IT Systems and Data reasonably consistent with applicable industry standards and practices, or as required by applicable regulatory standards, (iv) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable material judgments, orders, rules and regulations of any court, arbitrator or governmental or regulatory authority, policies and contractual obligations relating to the privacy and security of their IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification (collectively, the “Privacy Obligations”); and (x) neither the Company nor any subsidiary: (y) has received written notice during the past three years asserting a violation by the Company or any of its subsidiaries of any of the Privacy Obligations; (z) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Obligation; or (aa) is a party to any order, decree, or agreement that imposes any obligation or liability by any governmental or regulatory authority under any Privacy Obligation.

(x)        Environmental Laws. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i)(A) neither the Company nor any of its subsidiaries has been or is in violation of any federal, state, local or non-U.S. statute, law (including common law), rule, regulation, ordinance, code or other legally enforceable requirement, or decision or order of any governmental agency, governmental body or court, relating to pollution, Hazardous Substances, the protection or restoration of the environment or natural resources, and health and safety including with respect to exposure to Hazardous Substances (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries owns, occupies, leases, operates or uses any real property contaminated with Hazardous Substances, (C) the Company and its subsidiaries have received and are in compliance with all, and have no lability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, (D) there are no costs, obligations or liabilities of or relating to the Company or any of its subsidiaries associated with Environmental Laws or Hazardous Substances, including with respect to any investigation, remediation, remedial action or monitoring, or off-site treatment, storage or disposal, of Hazardous Substances, (E) to the knowledge of the Company, there are no requirements proposed for adoption or implementation under any Environmental Law, and (F) neither the Company or any subsidiary has received notice of any actual or potential violation, liability or obligation, and there are no pending or to the Company’s knowledge, threatened complaint, action, suit, proceeding, investigation or claim, under or relating to Environmental Laws or Hazardous Substances, except in the case of each of (A)-(F), for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) (x) there are no proceedings pending, or to the knowledge of the Company, contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a government authority is a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions will be imposed, (y) the Company is not aware of any facts or issues regarding compliance with, or liabilities or obligations under, Environmental Laws that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates any material capital expenditures relating to any Environmental Laws. For purposes of this subsection “Hazardous Substances” means petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and any other pollutant, chemical, contaminant, waste, or hazardous or toxic material or substance.

(y)        Drug Regulatory Compliance. The Company and each of its subsidiaries: (A) have operated at all times and are currently in compliance with the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated thereunder (the “FDCA”) and the Controlled Substances Act (21 U.S.C. § 801 et seq.) (collectively “Drug Regulatory Laws”); (B) have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from the FDA, the Drug Enforcement Administration, the European Medicines Agency, the Medicines and Healthcare Products Regulatory Agency or any other material applicable governmental entity (each a “Regulatory Authority”) alleging or asserting noncompliance with Drug Regulatory Laws or with any material licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by the Regulatory Authorities to be obtained by the Company or the Company’s subsidiaries to conduct their business as currently conducted (“Authorizations”); (C) possess all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; (D) have not received written notice of any action from the Regulatory Authorities alleging that any product, operation or activity is in material violation of any Drug Regulatory Laws or the terms of any Authorization and have no knowledge that any Regulatory Authority is considering any such Action; (E) have not received written notice that a Regulatory Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material authorizations and, to the Company’s knowledge, no Regulatory Authority has threatened such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto to the Regulatory Authorities as required under the Drug Regulatory Laws or pursuant to any authorization and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission where so required) except for such failures as would not, individually or in the aggregate, have a Material Adverse Effect.

(z)        Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of or sponsored by the Company or the Company’s subsidiaries or in which the Company  or the Company’s subsidiaries have participated were and, if still ongoing are, being conducted in all material respects in accordance with in accordance with applicable medical and scientific research standards and procedures and in compliance with applicable laws, including, without limitation, the Drug Regulatory Laws, Health Care Laws (as defined below), any applicable rules and regulations of the jurisdiction in which such trials and studies are being conducted and, to the extent applicable, Good Clinical Practices and Good Laboratory Practices. The Company and each of the Company’s subsidiaries are not aware of any studies, tests or trials, the results of which the Company or the Company’s subsidiaries believe are inconsistent with or call into question the study, test, or trial results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus when viewed in the context in which such results are described and the clinical state of development. The Company and the Company’s subsidiaries have not received any written notices or written correspondence from the Regulatory Authorities or any governmental entity requiring or threatening the termination, material modification or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or the Company’s subsidiaries, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials. The descriptions of the results of such studies and trials contained in the Registration Statement, Time of Sale Prospectus and the Prospectus are accurate in all material respects and fairly present the data derived from such trials and studies.

(aa)      Compliance with Health Care Laws. In the past three years, the Company and the Company’s subsidiaries have operated at all times and are currently in compliance with all Health Care Laws except where failure to be in compliance would not have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (i) all applicable federal, state, local and foreign health care fraud and abuse laws, such as, to the extent applicable, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286, and 287, the health care fraud criminal provisions under HIPAA, the Civil Monetary Penalties Law (42 U.S.C. Section 1320a-7a), and the exclusion law (42 U.S.C. Section 1320a-7); (ii) to the extent applicable, HIPAA, as amended by the HITECH Act; (iii) licensure, quality, safety and accreditation requirements under applicable federal, state, local and foreign laws and regulatory bodies; and (iv) all other applicable local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company, and the Company’s subsidiaries and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company or the Company’s subsidiaries. In the past three years, neither the Company nor the Company’s subsidiaries has received written notice of any action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product, operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such Action threatened, except where such action would not, individually or in the aggregate, have a Material Adverse Effect. In the past three years, except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Company’s subsidiaries have filed, maintained or submitted all reports, documents, forms, notices, applications, records, claims submissions and supplements or amendments as required by any applicable Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor the Company’s subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, in the past three years, none of the Company, the Company’s subsidiaries or any of their respective employees, officers, directors, or to the Company’s knowledge, their agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(bb)     Criminal Laws. Neither the Company nor any of its subsidiaries has engaged in or will engage in (i) any direct or indirect dealings or transactions in violation of applicable criminal laws, including, without limitation, the Controlled Substances Act of 1970, the Racketeering Influenced and Corrupt Practices Act of 1977, the Fraud Act of 2006, the Theft Act of 1968 the Travel Act of 1961 or any anti-money laundering statute, or (ii) any “aiding and abetting” in any violation of applicable criminal laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Company’s subsidiaries with respect to criminal laws is pending or threatened.

(cc)      Manufacturing and Suppliers. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance with all applicable statutes, rules, regulations and policies of the applicable Regulatory Authorities, including, without limitation, the Drug Regulatory Laws and Health Care Laws, except for such non-compliance that would not, individually or in the aggregate, result in a Material Adverse Effect.

(dd)     Accurate Disclosure. The statements in the Registration Statement and the Prospectus under the headings “Description of Share Capital and Articles of Association,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.

(ee)      Absence of Manipulation. None of the Company or any of its affiliates has taken, nor will the Company or any affiliate take, directly or indirectly, any action that is designed or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or to result in a violation of Regulation M under the Exchange Act.

(ff)       Compliance with the Sarbanes-Oxley Act. The Company is in compliance, in all material respects, with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are in effect and with which the Company is required to comply as of the date of the Registration Statement, Time of Sale Prospectus and the Prospectus.

(gg)     Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company and each of its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability(iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(hh)     Absence of Accounting Issues. Except as set forth in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor their internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(ii)        Litigation. Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(jj)        Financial Statements. The financial statements included in each Registration Statement, Time of Sale Prospectus and the Prospectus, together with the related schedules and notes present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their respective results of operations, stockholders’ equity and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus. The financial data set forth in each of the Registration Statement and the Prospectus fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and the Prospectus. All disclosures contained in the Registration Statement and the Prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act), if any, comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(kk)      No Material Adverse Change in Business. Except as disclosed in or contemplated by the Registration Statement, Time of Sale Prospectus and the Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, Time of Sale Prospectus and the Prospectus: (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business, (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority and (vii) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change”).

(ll)        Preliminary Prospectus. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(mm)   Investment Company Act. The Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(nn)     Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(oo)     PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, but the Company may become one in the future.

(pp)     Payments in Foreign Currency. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, under current laws and regulations of the Netherlands and any political subdivision thereof, (i) all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in United States dollars or euros that may be converted into foreign currency and freely transferred out of euros and (ii) all such payments made to holders of Shares will not be subject to income, withholding or other material taxes under the laws and regulations of the Netherlands or any political subdivision or taxing authority thereof or therein and (iii) may be made without the necessity of obtaining any governmental authorization in the Netherlands or any political subdivision or taxing authority thereof or therein.

(qq)     Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(rr)       Taxes. The Company and each of its subsidiaries has filed all federal, state, local and foreign material tax returns that are required to have been filed by them (or have properly requested exemptions thereof) through the date of this Agreement and have paid all material taxes required to be paid thereon except (i) as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company where the failure to file could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, and no material tax deficiency has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries.

(ss)      No Unlawful Payments. Neither the Company nor any of its subsidiaries or affiliates, nor any director or officer, nor, to the knowledge of the Company or any of its subsidiaries, any agent, employee or other person acting on behalf of the Company or of any of its subsidiaries or affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Government Official”) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Government Official or other person or entity. The Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(tt)       Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened.

(uu)     Economic Sanctions. Neither the Company nor any of the Company’s subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company or any of its subsidiaries, any agent, employee, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: the subject or target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Company’s subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea regions of Ukraine, Cuba, Iran, North Korea or Syria (each a “Sanctioned Country”); and the Company will not, directly or knowingly indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, the Company and the Company’s subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(vv)     Other Offerings. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than Common Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ww)   Accuracy of Exhibits. There are no material contracts or documents which are required to be described in the Registration Statement, Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required.

(xx)     Lending Relationship. The Company and its subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of the Underwriter.

(yy)     Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, Time of Sale Prospectus and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(zz)      Absence of Unlawful Influence. The Company has not offered or sold, or caused the Agent to offer or sell, any Common Shares to any person pursuant to a directed share program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(aaa)    Independent Accountants. Deloitte & Touche LLP, which has expressed its opinion with respect to the Company’s financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(bbb)   Dividend Restrictions.  No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(ccc)    Valid Choice of Laws. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Netherlands and will be recognized by courts in the Netherlands. The Company has the corporate power to submit, and pursuant to Section 8(g) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the Prospectus or the offering of the Common Shares in any Specified Court and service of process effected on such authorized agent will be effective to notify the Company of any action under this Agreement.

(ddd)   Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Shares in such court, and service of process effected on such authorized agent will be effective to confer valid jurisdiction over the Company as provided in Section 17 hereof.

(eee)    No Sovereign Immunity. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise), including under the laws of the Netherlands, Germany and the European Union. The irrevocable and unconditional waiver and agreement of the Company contained in Section 8 of this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Netherlands and Germany. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(fff)     Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a Specified Court having jurisdiction under its own domestic laws and recognized by the Dutch and German courts as having jurisdiction (according to Dutch and German conflicts of laws principles at the time when proceedings were initiated) to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein (i) would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of Germany and (ii) would in principle, and subject to certain limitations under Dutch law, be given binding effect by the courts of the Netherlands.

(ggg)   No stamp, issuance, registration, transfer, transaction, or other similar documentary taxes or duties are payable by or on behalf of the Underwriter, the Company or any of its subsidiaries in the Netherlands or to any taxing authority thereof or therein in connection with (i) the execution, delivery, performance or consummation of transactions contemplated by this Agreement or any other document to be furnished hereunder, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriter or purchasers procured by the Underwriter in the manner contemplated hereby, or (iv) the resale and delivery of the Shares by the Underwriter in the manner contemplated herein and the Prospectus Supplement.

2.          Agreements to Sell and Purchase.  The Company hereby agrees to sell to the Underwriter upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $1.9845 per Share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Additional Shares, and the Underwriter shall have the right to purchase, severally and not jointly, up to 3,928,571 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriter for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  The Underwriter may exercise this right on behalf of the Underwriter in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as he Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.          Terms of Public Offering.  The Company is advised by the Underwriter that the Underwriter proposes to make a public offering of their respective portions of the Shares as soon after this Agreement have become effective as in the Underwriter’s judgment is advisable.  The Company is further advised by the Underwriter that the Shares are to be offered to the public initially at $2.10 per Share (the “Public Offering Price”).

4.          Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the Underwriter at 10:00 a.m., New York City time, on February 14, 2025, or at such other time on the same or such other date as shall be designated in writing by the Underwriter.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the Underwriter at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than March 14, 2025,  as shall be designated in writing by the Underwriter.

The Firm Shares and Additional Shares shall be registered in such names as the Underwriter shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, in each case subject to receipt by the Company of the Purchase Price therefor (or, if such Purchase Price cannot be delivered on or prior to the Closing Date or Option Closing Date, as applicable, delivery of a written confirmation by the Underwriter on or prior to the Closing Date or Option Closing Date, as applicable, that the Underwriter holds such Purchase Price in escrow for the sole benefit and at the instruction of the Company, with such Purchase Price in that case to be delivered to the Company promptly following the Closing Date or Option Closing Date, as applicable).  The Firm Shares and Additional Shares shall be delivered to the Underwriter on the Closing Date or an Option Closing Date. As the case may be, for the respective accounts of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

5.          Conditions to the Underwriter’s Obligations.  The obligations of the Underwriter are subject to the following conditions:

(a)        Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)          no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii)         there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii)        there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Underwriter’s  judgment, is material and adverse and that makes it, in the Underwriter’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)        The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)        The Underwriter shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter and its counsel.

(d)        The Underwriter shall have received on the Closing Date an opinion of NautaDutilh N.V., Dutch counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter and its counsel.

(e)        The Underwriter shall have received on the Closing Date an opinion of Cooley LLP, intellectual property counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter and its counsel.

(f)         The Underwriter shall have received on the Closing Date an opinion and negative assurance letter of Goodwin Procter LLP, U.S. counsel for the Underwriter, dated the Closing Date, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g)        The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut‑off date” not earlier than the date hereof.

(h)        The “lock‑up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriter and each of Apeiron Investment Group Ltd., Apeiron Presight Capital Fund II, L.P. and certain officers and directors of the Company relating to restrictions on sales and certain other dispositions of Common Shares or certain other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)          The obligations of the Underwriter to purchase Additional Shares hereunder are subject to the delivery to the Underwriter on the applicable Option Closing Date of the following:

(i)          a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)         an opinion and negative assurance letter of Latham & Watkins, LLP, U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)        an opinion letter of NautaDutilh N.V., Dutch counsel for the Underwriter, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)        an opinion letter of Cooley, LLP, intellectual property counsel for the Underwriter, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v)         an opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Underwriter, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(vi)         a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriter, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date; and

(j)         The Shares sold pursuant to this Agreement shall have been submitted for listing on the Nasdaq Global Market.

(k)        The Underwriter shall have received on the Closing Date and each Option Closing Date such other documents as the Underwriter may reasonably request, including with respect to the good standing  (where “good standing” is a known concept) of the Company and its significant subsidiaries.

6.          Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)        To furnish to the Underwriter, upon written request, without charge, upon request a copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(b)        Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably object in writing, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)        To furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriter reasonably object.

(d)       Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)        If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)         If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Shares may have been sold by the Underwriter on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)        To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)        To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval System) to the Company’s security holders and to the Underwriter as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)         Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other similar documentary taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement  and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided, however, that the fees and disbursements of counsel for the Underwriter relating to clauses (iii) and (iv) shall not exceed $10,000 in the aggregate.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes or similar taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)         The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 6).

(k)        If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Testing-the- Waters Communication to eliminate or correct such untrue statement or omission.

(l)         The Company also covenants with each Underwriter that, without the prior written consent of the Underwriter, it will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.  The restrictions contained in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, in each case as described in each of the Time of Sale Prospectus and Prospectus, (C) grants of options, restricted stock or other equity awards and the issuance of Common Shares or securities convertible into or exercisable for Common Shares (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors, or consultants of the Company pursuant to the terms of a plan in effect on the date hereof and as such plan is described in the Time of Sale Prospectus and the Prospectus, (D) the filing of a registration statement on Form S-8 to register Common Shares issuable pursuant to any employee benefit plans, qualified stock option plans or other employee compensation plans adopted and approved by the Company’s Board of Supervisory Directors and/or managing directors, with such plan described in the Time of Sale Prospectus and the Prospectus,(E) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement  to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period or (F) the sale or issuance of or entry into an agreement to sell or issue Common Shares or securities convertible into or exercisable for Common Shares in connection with any mergers; acquisition of securities, businesses, property, technologies or other assets; joint ventures; strategic alliances, commercial relationships or other collaborations; or the assumption of employee benefit plans in connection with mergers or acquisitions; provided that the aggregate number of Common Shares or securities convertible into or exercisable for Common Shares (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed 10% of the total number of Common Shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (determined on a fully diluted basis and as adjusted for stock splits, stock dividends and other similar events after the date hereof); and provided further, that each recipient of Common Shares or securities convertible into or exercisable for Common Shares pursuant to this clause (G) shall, on or prior to such issuance, execute a lock-up agreement substantially in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period.

7.          Covenants of the Underwriter.  The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.          Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in paragraph (b) below.

(b)        Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto it being understood and agreed that the only such information furnished by any Underwriter consists of the tenth paragraph (Stabilization) under the caption “Underwriting” (the “Underwriter Information”).

(c)        In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying person has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)        To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriter’s respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)        The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)         The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.          Termination.  The Underwriter may terminate this Agreement by notice given by the Underwriter to the Company, if  after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Global Market (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Netherlands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Underwriter’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Underwriter’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.       Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement other than by reason of a default by the Underwriter or following termination of this Agreement pursuant to clauses (i), (iii), (iv) or (v) of Section 9, the Company will reimburse the Underwriter with respect to itself, for all out-of-pocket expenses (including fees and disbursements of their counsel) actually incurred by such non-defaulting Underwriter in connection with this Agreement or the offering contemplated hereunder.

11.        Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriter with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)       The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriter has acted at arm’s length, is not an agent of, and owes no fiduciary duties to, the Company or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriter may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriter in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriter with respect to any entity or natural person.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.       Recognition of the U.S. Special Resolution Regimes.  (a) In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.        Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each of the parties to this Agreement represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in any of such party’s constitutive documents.

14.       Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.        Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.       Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to Berenberg Capital Markets LLC, 1251 Avenue of the Americas, 53rd Floor, New York, N.Y. 10020 , Attention:  Equity Syndicate Desk, with a copy to the Legal Department, with a copy, which shall not constitute notice, to: Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018 Attention: Edwin O’Connor Email: [●] and if to the Company shall be delivered, mailed or sent to atai Life Sciences N.V., Wallstraße 16, 10179 Berlin, Germany, with a copy, which shall not constitute notice, to: Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 Attention: Nathan Ajiashvili.

17.       Submission to Jurisdiction; Appointment of Agents for Service.  (a) The Company irrevocably submits to the non-exclusive jurisdiction the Specified Courts over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”).  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

18.       The Company hereby irrevocably appoints ATAI Life Sciences US Inc., with offices at 524 Broadway, New York, New York 10012 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

19.        Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the Underwriter, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the parties hereto could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company with respect to any sum due from it to the Underwriter hereto and any person controlling the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that the Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of the Underwriter hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to the Underwriter or controlling person hereunder, the Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter or controlling person hereunder.

20.       Taxes. Subject to the terms of Section 6(i) hereof in relation to any such taxes, which Section 6(i) shall control in the event of a conflict herewith, the Company will indemnify and hold harmless the Underwriter against any stamp or similar documentary tax, including any interest and penalties, on the creation, issue and sale of the Shares in the manner contemplated by this Agreement and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever (“Taxes”) unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In the event that such withholding or deduction is required with respect to any payments made by the Company to the Underwriters by law of any jurisdiction in which the Company is organized or is otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax (a “Relevant tax Jurisdiction”)  the Company shall pay such additional amounts as may be necessary in order that the net amounts by the Underwriter received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that, upon request, the Underwriter shall reasonably cooperate with the Company to reduce or eliminate amounts required to be so withheld or deducted; provided that no such additional amounts will be payable to the extent such Taxes were imposed due to (A) the Underwriter having any present or former connection with such Relevant Taxing Jurisdiction other than solely as a result of the execution or delivery of, or performance of its obligation under, this Agreement or receipt of any payments or enforcement of rights hereunder or (B) the failure of the Underwriter to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such Taxes; and provided, further, that any such certification, identification or other evidence would not be materially more onerous than comparable requirements imposed under IRS Forms 6166, W-8BEN, W-8BEN-E and W-9.

21.       Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Very truly yours,

ATAI LIFE SCIENCES N.V.

By:	/s/ Ryan Barrett
	Name:	Ryan Barrett
	Title:	General Counsel

Accepted as of the date hereof

Berenberg Capital Markets LLC
By:	/s/ Zachary Brantly
	Name:	Zachary Brantly
	Title:	Head of U.S. Investment Banking

By:	/s/ Lars Schwartau
	Name:	Lars Schwartau
	Title:	Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Berenberg Capital Markets LLC	26,190,477

Total:	26,190,477

I-1

SCHEDULE II

Time of Sale Prospectus

Preliminary Prospectus issued February 12, 2025.

The public offering price per share for the Shares is $2.10.

The number of Firm Shares to be purchased by the Underwriter is 26,190,477.

The number of Additional Shares to be purchased by the Underwriter is up to 3,928,571.

II-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

, 2025
Berenberg Capital Markets LLC

c/o         Berenberg Capital Markets LLC
1251 Avenue of the Americas, 53rd Floor
New York, NY 10020

RE: Proposed Offering of Common Shares of ATAI Life Sciences N.V.

Ladies and Gentlemen:

The undersigned understands that Berenberg Capital Markets LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ATAI Life Sciences N.V. (the “Company”) relating to the offering by the Underwriter (the “Offering”) of the Company’s shares (“Common Shares”). In consideration of the Underwriter’s agreement to purchase and make the Offering of Common Shares, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably agrees that without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly (or cause any direct or indirect affiliate to), during the period commencing on the date hereof and continuing and including the date 90 days after the public offering date set forth on the final prospectus used to sell the Common Shares pursuant to the Underwriting Agreement (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any Common Shares or securities convertible into or exchangeable or exercisable for any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), securities which may be issued upon exercise of a stock option or warrant and any Common Shares, options, warrants or securities now owned or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”)), (2) enter into any swap, hedge, option, derivative or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended to, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned) or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, (3) exercise any right with respect to the registration of any Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted, any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), or (4) publicly disclose the intention to do any of the foregoing.

The foregoing shall not apply to transfers of Lock-Up Securities:

a)
acquired in the open market after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of such Lock-Up Securities acquired in such open market transactions;

b)	as a bona fide gift or gifts;

c)
to any beneficiary of the undersigned pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

d)	to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

e)	as distributions to limited partners, members or stockholders of the undersigned;

f)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

g)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b) through (f) above;

h)
transfers pursuant to an order of a court or regulatory agency, including a domestic relations order or negotiated divorce settlement, or to comply with any regulations related to the undersigned’s ownership of Common Shares;

i)	to the Company or its affiliates upon death, disability or termination of employment, in each case, of the undersigned;

j)
to the Company or its affiliates (i) deemed to occur upon the cashless exercise of options or convertible debt instruments or (ii) for the primary purpose of paying the exercise price of such options or convertible debt instruments or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of Common Shares under restricted stock units or restricted stock awards, in each case pursuant to employee benefit plans disclosed in the Company’s filings with the SEC;

k)
pursuant to sales in the open market by the undersigned to satisfy tax withholding (including estimated taxes) due as a result of the vesting of Common Shares under restricted stock units or restricted stock awards, in each case pursuant to employee benefit plans disclosed in the Company’s filings with the SEC;

l)
pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Shares involving a change of control of the Company following the consummation of the Offering that has been approved by the Company’s board of directors, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Shares shall remain subject to the provisions of this Lock-Up Agreement, and provided further that “change of control” as used herein, shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) more than 50% of total voting power of the voting stock of the Company;

m)	with the prior written consent of the Underwriter;

provided that in the case of any transfer or distribution pursuant to clauses (b) through (g) above, (i) each donee, trustee, transferee or distributee, as the case may be, shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement and (ii) such transfers are not dispositions for value; in the case of any transfer or distribution pursuant to clauses (c) through (g), each party (donor, donee, trustee, transferor, transferee, distributer or distributee) shall not be required by law (including, without limitation, the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period; and in the case of any transfer or distribution pursuant to clauses (b) and (h) through (k) above, any filing that is required under the Securities Act or the Exchange Act shall include disclosure explaining the nature of the transfer or disposition in the footnotes thereto, and no filing or public announcement of the transfer or disposition shall be voluntarily made prior to the expiration of the Lock-Up Period. The term “affiliate” in this Lock-Up Agreement shall have the meaning set forth in Rule 405 under the Securities Act.

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act (a “Rule 10b5-1 Plan”) during the Lock-Up Period, provided that no direct or indirect offers, pledges, sales, contracts to sell sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Lock-Up Securities may be effected pursuant to such plan during the Lock-Up Period; provided further, that neither the Company nor the undersigned will voluntarily report the establishment of such Rule 10b5-1 Plan in any public report or filing with the SEC under the Exchange Act during the Lock-Up Period and any required filing under the Exchange Act regarding such plan indicates that no sales of Common Shares shall be permitted under such plan during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriter are proceeding with the Offering in reliance upon this Lock-Up Agreement.

It is understood that if (i) the Company notifies the Underwriter that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective by February 28, 2025 or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares, this Lock-Up Agreement shall become null and void and the undersigned will be released from its obligations under this Lock-Up Agreement.

Whether the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

The undersigned acknowledges and agrees that the Underwriter has not provided any recommendation or investment advice nor have the Underwriter solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriter may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Underwriter is not making a recommendation to you to participate in the Offering, enter into this Lock-Up Agreement, or sell any Common Shares at the price determined in the Offering, and nothing set forth in such disclosures is intended to suggest that the Underwriter is making such a recommendation.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in entering into the Underwriting Agreement and proceeding toward consummation of the Offering.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Lock-Up Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement thereof. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

By:
Name:
Title: